                      FIRST AMENDMENT TO LICENSE AGREEMENT

      This First Amendment ("Amendment"), effective as of October 23, 1997, is made to a certain License Agreement ("Agreement") by and between:

     MICRODROP GMBH, Muehlenweg 143, D-22844 Norderstedt, Germany (hereinafter referred to as "Microdrop")

                                       and

     PACKARD INSTRUMENT COMPANY, INC., a State of Delaware corporation having its principal office at 800 Research Parkway, Meriden, Connecticut 06450, USA (hereinafter referred to as "Packard").

                              W I T N E S S E T H:

     WHEREAS, Microdrop and Packard entered into the Agreement as of March 26, 1996;

     WHEREAS, Microdrop and Packard desire to amend the terms of the Agreement as set forth in this Amendment;

      NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1. Article IV of the Agreement (entitled "Exclusive License") is hereby amended by changing the heading to read "Exclusive Licenses" and by adding to Article IV the following new Article 4.2:

4.2 Microdrop hereby grants to Packard an exclusive, worldwide, paid up license to use Licensed Microdrop Technology to make, have made and sell Microdrop Products for the Field of Use. Said license shall include the right of Packard to sublicense its Affiliates to distribute Microdrop Products.

2. The following new Article 4.3 is hereby added immediately following Article 4.2:

      4.3 In order to implement the license granted under Article 4.2 hereof, Microdrop will use its best efforts to transfer all Microdrop Technology and Technical Information and all existing raw material resources to Packard under the following terms and conditions:

      4.3.1 Microdrop and Packard have jointly evaluated how to transfer efficiently Technical Information, manufacturing know-how and raw material resources and both parties agree upon the detailed plan and schedule for the transfer of the manufacturing technology and know-how attached as SCHEDULE 1 to this Amendment.

      4.3.2 Microdrop agrees to make the necessary resources available to accomplish the transfer of Microdrop Technology and Technical Information hereunder. To this end, Microdrop agrees to supply Packard with drawings and technical information, including to the extent available, all drawings necessary for production of the Microdrop Products, including drawings of each part, drawings of assembled products, and drawings of jigs, tools, production, testing and inspection apparatus; data necessary for working, including processes, suppliers, subcontractors, bills of material, working hours, and tolerances.

      4.3.3 Microdrop grants to Packard permission at any time to send, at Packard's expense and after prior verbal agreement from Microdrop on the dates, a reasonable number of engineers for a reasonable time, to Microdrop's facility to obtain any instructions or information which Packard may reasonably require to manufacture the Microdrop Products. More specifically, Microdrop and Packard agree to jointly develop in Microdrop's facility, production equipment for the manufacturing of the Microdrop Products, and to transfer this equipment to Packard's production facility in Downers Grove, Illinois, U.S.A., as soon as it is ready for routine production of the Microdrop Products. At Packard's request and expense, Microdrop agrees to send a reasonable number of engineers for a reasonable time to Packard's Downers Grove facility to help with production startup.

      4.3.4 Until Packard is able to manufacture and supply the demand for Microdrop Products, Microdrop agrees to manufacture, sell and deliver to Packard Microdrop Products in accordance with the terms and conditions of Paragraph 3 of the License Agreement.


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      4.3.5 In the event that any improvement of the Microdrop Product, in relation to manufacturing or use, is made by either of the parties, Technical Information with respect thereto will be furnished to the other party without payment. These improvements can be used by either party in their respective Fields of Use.

      4.3.6 Microdrop agrees to function as a second supply source to Packard of Microdrop Products. Microdrop shall sell and deliver to Packard such second-sourced Microdrop Products under the terms and conditions defined in paragraph 3 of the Agreement.

      4.3.7 Microdrop agrees to deliver to Packard, [* * *] Microdrop Products as specified in the attached purchase order (EXHIBIT 1), at the price of [* * *], and at the delivery rate detailed in EXHIBIT 1.

      4.3.8 In addition to the confidentiality terms set forth in the Agreement, Packard agrees to keep all technical information, drawings, specifications, manufacturing instructions, and other information relating to the production of Microdrop Products strictly confidential. Packard will not communicate, without first obtaining the written consent of Microdrop, the same to anyone except to its employees and subcontractors, and to the extent necessary for the proper production of Microdrop Products in accordance with the provisions of this Amendment.

3.    Article 5.1(c) is hereby amended to read as follows:

      (c) Running royalties during the term of this Agreement (including any extensions) at the rate of (i) [* * *] of Net Sales by Packard of Licensed Packard Products containing Microdrop Products manufactured by Microdrop,
(ii) [* * *] of Net Sales by Packard of Licensed Packard Products containing Microdrop Products manufactured by Packard, and (iii) [* * *] of Net Sales by Packard of Microdrop Products manufactured pursuant to the license granted in
Article 4.2 and not incorporated in a Licensed Packard Product.

4. Article 5.2 is hereby amended by adding "and Microdrop Products" immediately following Licensed Packard Products" in the two places where "Licensed Packard Products" appears therein.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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5.    Article 5.3 is hereby amended by adding "or Microdrop Products"
immediately following "Licensed Packard Products" where it appears therein.

6. The following new Article 5.5 is hereby added to the Agreement immediately following Article 5.4:

      5.5 In consideration of the exclusive license granted pursuant to
Article 4.2 thereof and the transfer of the technical know-how, Packard agrees to pay Microdrop [***], in addition to the payments set forth in paragraph 5 of the Agreement. Said sum of [* * *] will be payable as follows:

            (a) [* * *] upon signing of a letter of intent relating to this Amendment, receipt of which amount is hereby acknowledged by Microdrop.

            (b) [* * *] upon signing of this Amendment.

            (c) [* * *] after successful transfer of the production to Packard, payable as follows:

                  (1) [* * *] upon production of the first functional Microdrop Product on Microdrop's new production line apparatus which will be jointly developed by Packard and Microdrop as outlined in Article 4.3.3 of this Amendment, no later than May 31, 1997; provided that if such production is delayed after May 31, 1997, the [* * *] payment shall be reduced by [* * *] for each week of such delay.

                  (2) [* * *] upon production of the first forty (40) functional Microdrop Products on the routine production line transferred from Microdrop to Packard's facility in Downers Grove, and the completion of all technology transfer information and data, no later than July 31, 1997; provided that if such production is delayed after July 31, 1997, the [* * *] payment shall be reduced by [* * *] for each week of such delay.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

            (d) [* * *] upon the sale by Packard of the 100th Licensed Packard Product, provided that the sale is realized within a [* * *] maximum period after delivery of the first Licensed Packard Product which incorporates multiple Microdrop Products.

            (e) [* * *] upon the sale of the 250th Licensed Packard Product provided that the sale is made within a [* * *] maximum period after delivery of the first Licensed Packard Product which incorporate multiple Microdrop Products.

            5.6 In addition, Packard shall pay Microdrop [* * *] for the development of a production line at Microdrop, transferable to Packard, for the routine production of Microdrop Products. This amount will be paid upon the completion of the transfer of the product line to Packard in Downers Grove.

7.    Article 3.5 is hereby amended to read in its entirety as follows:

      3.5 Microdrop shall refer to Packard all potential sales of Microdrop Products within the Field of Use, and all inquiries from customers or potential customers for Microdrop Products, worldwide within the Field of Use. If Packard is unable to meet the needs of a customer, Packard may, in its sole discretion, but shall not be required hereby to, request Microdrop to fill the order from such customer that is not filled by Packard. Except for the orders listed on SCHEDULE 2 hereto, which shall be filled by Microdrop, Microdrop agrees to cancel all existing orders in the Field of Use on the date of this Amendment and to refer such customers to Packard. Packard shall pay Microdrop the sum of [* * *] in consideration of Microdrop's loss of business opportunity hereunder. Within the Field of Use, the acceptance of any new orders, and all decisions to, with respect to the supply of, Microdrop Products and Licensed Packard Products, both to fill new orders and for service and support of existing customers, shall be at the sole discretion of Packard. Microdrop agrees to cooperate with and assist Packard in seeking to convert Microdrop existing customer, [* * *] to the use of Licensed Packard Products. If Packard determines that it is unable to deliver to [* * *] Microdrop Products with the required specifications such as those detailed in EXHIBIT 2, Packard agrees that Microdrop may deliver custom-built


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

Microdrop Products directly to [* * *] for its sole use in manufacturing diagnostic tests.

      IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Agreement in multiple counterparts.

MICRODROP, GmbH

By: /s/ Michael Doering
   -------------------------------
Name: Michael Doering
     -----------------------------
Title: Managing Director
      ----------------------------
Date: September 30, 1997
     -----------------------------

PACKARD INSTRUMENT COMPANY, INC.

By: /s/ Richard T. McKernan
   --------------------------------
Name: Richard T. McKernan
     ------------------------------
Title: Managing Director
      -----------------------------
Date: October 23, 1997
     ------------------------------


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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